As Amended through February 20, 2009


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                         ESPEY MFG. & ELECTRONICS CORP.


                                    ARTICLE I

                                     OFFICES

         The office of Espey Mfg. & Electronics Corp. (the "Corporation") shall be located in the County of Saratoga, State of New York. The Corporation may also have offices at such other places within or without the State of New York as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

Section 1. Place of  Meetings.  Meetings  of  shareholders  shall be held at the
           ------------------
office of the Corporation or at such other place within or without the State of New York as the Board shall authorize.

Section 2. Annual Meetings. A meeting of the shareholders shall be held annually
           ---------------
for the election of directors and the transaction or such other business as may properly come before the meeting on any business day, chosen by the Board. In the event the Board fails to determine the date and time of the meeting, such meeting shall be held on the same day as the prior year's meeting, or if such day is a Saturday, Sunday or holiday, on the next succeeding business day.

Section 3. Special Meetings.  Special meetings of the shareholders may be called
           ----------------
by the Board for any purpose or purposes. The time and place at which any special meeting of the shareholders shall be held shall be fixed by the Board. Business transacted at a special meeting of the shareholders shall be confined to the purpose or purposes set forth in the notice of such meeting. Except as required under Section 603 of the Business Corporation Law of the State of New York (the "BCL"), shareholder proposals shall not be considered at special meetings.

Section 4. Notice of Shareholders'  Meetings.  Written notice of each meeting of
           ---------------------------------
shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the BCL to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the BCL or an outline of its material terms. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Section 5. Waivers.  Notice of meeting need not be given to any  shareholder who
           -------
signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 6.  Quorum of  Shareholders.  Unless the  certificate  of  incorporation
            -----------------------
provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Section 7. Adjourned Meetings. The shareholders present at a meeting may adjourn
           ------------------
the  meeting  despite  the  absence  of  a  quorum.   When  a  determination  of
shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

Section 8. List of  Shareholders  at Meeting.  A list of  shareholders as of the
           ---------------------------------
record date, certified by the secretary or an assistant secretary or by the Corporation's transfer agent, if there be one, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section  9.  Advance  Notice of  Shareholder  Nominees  for  Director  and Other
             -------------------------------------------------------------------
Shareholder Proposals for Consideration at the Annual Meeting.
-------------------------------------------------------------

         (a) At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, a matter, including, without limitation, any nomination for director, must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by a shareholder entitled to vote at such meeting who complies fully with the notice requirements set forth below. Nothing in this Section 9 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities and Exchange Commission. A proposal submitted by a shareholder for inclusion in the Corporation's proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with such Rule shall be deemed to have also been submitted on a timely basis pursuant to this Section 9.

         (b) A notice of the intent of a shareholder to bring a matter before the meeting ("Notice of Intent"), including, without limitation, any nomination for director, shall be made in writing and received by the secretary of the Corporation not more than one hundred and eighty (180) days or less than the later of one hundred and twenty (120) days in advance of the first anniversary of the date on which the Corporation held its annual meeting in the immediately preceding year; provided, however, that in the case of an annual meeting of shareholders that is called for a date that is not within thirty (30) calendar days before or after the first anniversary date of the annual meeting of shareholders in the immediately preceding year, any such Notice of Intent must be received by the secretary not less than five (5) business days after the date the Corporation shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of shareholders will be held.

     (c) Every Notice of Intent shall set forth:

         (i) the name and residence address of the shareholder who intends to make a nomination or bring up any other matter;

         (ii) the number of shares of stock held of record and beneficially by such shareholder;

         (iii) the name in which all such shares of stock are registered on the stock transfer books of the Corporation;

         (iv) a representation that the shareholder is a holder of the Corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

         (v) a brief description of the business desired to be submitted at the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting;

         (vi) any personal or material interest of the shareholder in the business to be submitted;

         (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law;

         (viii) with respect to a Notice of Intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (who shall be named) pursuant to which the nomination or nominations are to be made by the shareholder;

         (ix) such other information regarding the matter proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the matter had been proposed for consideration by the Board; and

         (x) such other information regarding each nominee (in the case of a Notice of Intent to make a nomination) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had each nominee been nominated by the Board.

Each Notice of Intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected.

         (d) In addition, a shareholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Board.

         (e) If a timely furnished Notice of Intent fails, in the reasonable judgment of the Board, or the Nominating Committee in the case of a Notice of Intent to make a nomination, to contain the applicable information specified in paragraph (c) above, or is otherwise deficient, the Board or Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the shareholder who submitted the Notice of Intent of the failure or deficiency and such shareholder shall have five business days from receipt of such notice to submit a revised Notice of Intent that corrects such failure or deficiency in all material respects.

         (f) At the meeting of shareholders, the chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with this Section 9.

Section  10.  Voting.  Except as  otherwise  required  by  applicable  law or as
              ------
provided in the certificate of incorporation, at each and every meeting of the shareholders, every registered shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing. Every shareholder of record shall be entitled to one vote for every share standing in his name on the record of shareholders. Except as otherwise agreed, shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum. Only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the shareholders entitled to vote at said meeting shall be entitled to vote at such meeting. Directors shall be elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election, and any other corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, a quorum being present.

Section  11.  Proxies.  Every  shareholder  entitled  to  vote at a  meeting  of
              -------
shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. In connection with any proxy statement distributed by the Board, the persons designated as proxies shall be independent directors, as that term is defined in these by-laws.

Section 12. Inspectors at Shareholders'  Meetings.  The Board, in advance of any
            -------------------------------------
shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 13. Organization. (a) At every meeting of the shareholders, the chairman
            ------------
of the meeting shall be the Chairman of the Board, or, in his absence the Chief Executive Officer, or in the absence of both, a majority of the members of the Board present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

         (b) The Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as of the meeting.

Section 14. Written Consent of Shareholders. Whenever under the BCL shareholders
            -------------------------------
are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, this section shall not be construed to alter or modify any provision of law or of the certificate of incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

                                   ARTICLE III

                                    DIRECTORS

Section 1.  General  Powers.  Subject to any  provision  in the  certificate  of
            ---------------
incorporation, the business and property of the Corporation shall be managed under the direction of its Board.

Section 2. Qualifications. All of the directors shall be at least eighteen years
           --------------
of age, and at least one director shall be a citizen of the United States and a resident of the State of New York. A majority of the directors shall be "independent" as defined below.

Section 3. Number of Directors.
           -------------------

         (a) Generally. The number of directors shall not be more than nine (9) and not less than three (3). Within the foregoing range, the actual number of directors shall be fixed from time to time, and may be increased or decreased, by a vote of the shareholders or by a majority of the entire Board. "Entire Board" shall mean the number of directors fixed at the applicable time.

         (b) Definition of Independent Director. A person qualifies as an "independent director" if such person does not have a relationship with the Corporation that would interfere with the exercise of independent judgment. The following is a non-exclusive list of persons who shall not be considered independent:

                  (i) a person who is presently an officer or employed, or during the period of three (3) years prior to the date such person's membership to the Board will be voted upon, was an officer or employed by the Corporation or by any subsidiary of the Corporation;

                  (ii) a person who is (or is affiliated with a firm or company that is) a significant advisor or consultant to the Corporation or its subsidiaries;

                  (iii) a person who is affiliated with a significant customer or supplier of the Corporation or its subsidiaries;

                  (iv) a person who has a significant personal service contract with the Corporation or its subsidiaries;

                  (v) a person who is affiliated with a tax-exempt entity to which the Corporation or its subsidiaries has made contributions that exceed, in the aggregate, five percent (5%) of the organization's consolidated gross revenues for that year, or Two Hundred Thousand and 00/100 ($200,000) Dollars, whichever is less, in any of the Corporation's then three (3) previous fiscal years;

                  (vi) a person who is employed as an executive officer of another entity where at any time during the Corporation's then three (3) previous fiscal years any of the Corporation's executive officers served on that entity's compensation committee;

                  (vii) a person who is a current partner or shareholder of the Corporation's outside auditor, or was a partner, shareholder or employee of the Corporation's outside auditor who worked on the Corporation's audit at any time during any of the Corporation's then three (3) previous fiscal years; or

                  (viii) a spouse, parent, sibling or child of any person described in paragraphs (i) through (vii).

         (c) Additional Definitions. Certain terms used in this Section 3 shall have the meanings set forth below:

                  (i) "Affiliate" of a person, or a person "affiliated with," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

                  (ii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he is a director of such other person.

                  (iii) A "subsidiary" of the Corporation shall mean any corporation a majority of the voting shares of which is owned, directly or indirectly through one or more other subsidiaries, by the Corporation.

                  (iv) A person shall be deemed to be, or to be affiliated with, a company or firm that is a "significant advisor or consultant to the Corporation or its subsidiaries" if he, or it, as the case may be, received or would receive fees or similar compensation from the Corporation or a subsidiary of the Corporation in excess of the lesser of (A) three percent (3%) of the consolidated gross revenues which the Corporation and its subsidiaries received for the sale of their products and services during the last fiscal year of the Corporation; (B) five percent (5%) of the gross revenues of the person during the last calendar year, if such person is a self-employed individual, or (C) five percent (5%) of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that directors' fees and expense reimbursements, payments arising solely from investments in the Corporation's securities and benefits under a tax-qualified retirement plan shall not be included in the gross revenues of an individual for purposes of this determination.

                  (v) A "significant customer of the Corporation and its subsidiaries" shall mean a customer from which the Corporation and its subsidiaries collectively in the last fiscal year of the Corporation received payments in consideration for the products and services of the Corporation and its subsidiaries which are in excess of three percent (3%) of the consolidated gross revenues of the Corporation and its subsidiaries during such fiscal year.

                  (vi) A  "significant  supplier  of  the  Corporation  and  its subsidiaries" shall mean a supplier to which the Corporation and its subsidiaries made payments in consideration for the supplier's products and services in excess of three percent (3%) of the consolidation gross revenues of the Corporation and its subsidiaries during the Corporation's previous fiscal year.

                  (vii) A person shall be deemed to have "significant personal services contract(s) with the Corporation or its subsidiaries" if the fees and other compensation received by the person pursuant to personal services contract(s) with the Corporation or its subsidiaries exceeded or would exceed five percent (5%) of his gross revenues during the last calendar year.

Section 4.  Election  and Term of  Directors.  The members of the Board shall be
            --------------------------------
elected at the annual meeting of shareholders by a plurality of the votes cast at that meeting to serve for a term of three (3) years. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified, or until his prior resignation or removal.

Section  5.  Newly   Created   Directorships   and   Vacancies.   Newly  created
             -------------------------------------------------
directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy shall hold office until the next meeting of shareholders at which the election of the directors is in the regular order of business, and until his successor has been elected and qualified.

Section 6. Removal of Directors.  Any or all of the directors may be removed for
           --------------------
cause by vote of the shareholders or by action of the Board.

Section 7. Resignation of Directors. A director may resign at any time by giving
           ------------------------
written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer. The acceptance of a resignation shall not be necessary to make it effective, but no resignation shall discharge any accrued obligation or duty of a director.

Section 8. Quorum of Directors.  Unless otherwise provided in the certificate of
           -------------------
incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

Section  9.  Action  of  the  Board.  Unless  otherwise  required  by law or the
             ----------------------
certificate of incorporation, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

Section 10. First Meeting.  After each annual  election of directors,  the Board
            -------------
shall meet for the purpose of organization and the transaction of other business on the same day on which such annual meeting is held. Notice of such meeting need not be given. If not so held, such first meeting may be held at any other time, as soon as practicable after such annual election, which shall be specified in a notice given as hereinafter provided for special meetings of the Board.

Section 11.  Regular  Meetings.  Regular  meetings of the Board,  other than the
             -----------------
first meeting, may be held without notice at such times and places as the Board may determine.

Section 12. Special Meetings. Special meetings of the Board may be called by the
            ----------------
Secretary or an assistant secretary upon the request of the Chairman of the Board, if there be one, or of the Chief Executive Officer or on the written request of any two members of the Board. Except as otherwise specified in the notice thereof, as required by statute, the certificate of incorporation or these by-laws, any and all business may be transacted at any special meeting.

Section 13. Place of Meetings. Meetings of the Board shall be held at the office
            -----------------
of the Corporation in the State of New York or at such other place within or without the State of New York as may be designated by the Board.

Section 14. Notice of Meetings of the Board;  Adjournment.  Regular  meetings of
            ---------------------------------------------
the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the directors by or at the direction of the person or persons calling the meeting by mail to each member at least seventy two (72) hours before the start of the meeting or by telegram, telephone, or personal delivery at least twenty four (24) hours before the start of the meeting. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice need not specify the purpose or purposes of any meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

Section 15.  Waiver of Notice.  Anything in these  by-laws or in any  resolution
             ----------------
adopted by the Board notwithstanding, any notice required to be given to any director may be waived by him in writing, including waiver by telegraph, cable or wireless communication. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat or has signed a written waiver of notice.

Section 16. Action by Board by Written Consent. Any action required or permitted
            ----------------------------------
to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.

Section 17. Director and Committee  Action by Conference  Telephone.  Any one or
            -------------------------------------------------------
more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 18. Committees of the Board.
            -----------------------

         (a) Generally. As long as the Corporation is subject to the reporting requirements under the Exchange Act, the Board, by resolution adopted by a majority of the entire Board, shall designate from among its members an audit committee, and a nominating committee. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees. Each committee of the Board shall have one or more directors, and shall have the authority accorded to it in accordance with the resolution providing for the committee's creation or the applicable committee charter adopted by the Board, from time to time, except to the extent inconsistent with Section 712 of the BCL, or successor statutory provision. All committees, as applicable, shall be in compliance with the applicable rules of the Securities and Exchange Commission, and the listing standards of the American Stock Exchange, Inc., or such other exchange upon which the Corporation's securities are listed for trading. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board.

         (b)      The Nominating Committee

                  (i) The Committee, composed of three (3) directors, all of whom shall be "independent directors" as defined in the by-laws of the Corporation, shall identify and recommend to the Board individuals for nomination to fill vacancies in, and for renomination to, positions as directors of the Corporation.

                  (ii) The members of the nominating committee shall be appointed by the Board, which shall also designate a chairman of the nominating committee. Nominating committee members shall serve until their successors are duly elected and qualified or until their resignation or removal. The members of the nominating committee may be removed, with or without cause, by a majority vote of the Board.

                  (iii) The nominating committee shall meet as frequently as circumstances dictate. Meetings may be called by the chairman of the Board or by any member of the nominating committee. Meetings of the nominating committee may be held telephonically.

                  (iv) The nominating committee may invite to its meetings such persons it deems appropriate in order to carry out its responsibilities. The nominating committee may also exclude from meetings of the committee any persons it deems appropriate in order to carry out its responsibilities.

                  (v) The nominating committee may consult with the Corporation's attorneys in carrying out its responsibilities and shall have the authority to retain experts and search firms as it deems appropriate, including the authority to approve the fees payable to such parties. The nominating committee shall have the following functions in carrying out its responsibilities as set forth in Section I of this Charter:

         1. Establishing criteria for the selection of directors to serve on the Board.

         2. Identifying individuals believed to be qualified as candidates to serve on the Board and recommending to the Board the candidates for all directors positions to be filled by the Board or by the shareholders at an annual or special meeting in accordance with the Corporation's by-laws. In identifying candidates for the Board, the nominating committee may take into account all factors that it considers appropriate, including, without limitation: (a) ensuring that the Board consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including experience that could qualify a director as a "financial expert" as that term is defined by the rules of the United States Securities and Exchange Commission (the "SEC")), local or community ties, (b) individual qualifications such as strength of character, familiarity with the Corporation's business and industry, independence and ability to work collegially, (c) recommendations from the Corporation's chief executive officer, which may include recommendations for Board membership by other senior members of management. It is anticipated that the nominating committee will consider the extent to which a particular candidate would fill a present need on the Board.

         3. Making recommendations to the Board as to whether the Board should adopt age or term limits or other retirement policies.

         4. Evaluating candidates for nomination to the Board, including those recommended by shareholders.

         5.   Conducting   appropriate   inquiries  into  the   backgrounds  and
         qualifications of possible candidates.

         6. Considering matters of independence, possible conflicts of interest of members of the Board and executive officers and whether candidates for the Board have special interests that might impair their ability to represent the interests of all shareholders or interact collegially with the other directors.

         7.  Maintaining  minutes or other records of meetings and activities of
         the  nominating   committee  and  reporting   regularly  to  the  Board
         concerning the meetings and activities of the nominating committee.

                  (vi) The nominating committee shall, periodically, perform a self-review and evaluation as to its performance and the performance of its members. The nominating committee shall make recommendations to the Board concerning such improvements to and amendments of this Corporation's certificate of incorporation as the nominating committee considers necessary, appropriate or valuable to the Corporation.


Section 19. Compensation of Directors. The Board shall have the power to fix and
            -------------------------
from time to time adjust the compensation, if any, to be paid, and the travelling and incidental expenses to be reimbursed, to directors for attendance at any regular or special meeting of the Board, or any committee of the Board. The Board shall also have the power to fix or adjust the compensation, if any, to be paid, and the reimbursement of any expenses incurred in connection with any special services rendered by a director or directors. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 20. Interested  Directors.  (a) No contract or other transaction between
            ---------------------
the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

                  (1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in section 708 of the BCL, by unanimous vote of the disinterested directors; or

                  (2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

         (b) If such good faith disclosure of the material facts as to the director's interest in the contract or transaction and as to any such common directorship, officership or financial interest is made to the directors or shareholders, or known to the Board or committee or shareholders approving such contract or transaction, as provided in paragraph (a) above, the contract or transaction may not be avoided by the Corporation for the reasons set forth in said paragraph (a). If there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Corporation may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation at the time it was approved by the Board, a committee or the shareholders.

         (c) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

Section 21.  Organization.  At every  meeting of the Board,  the Chairman of the
             ------------
Board, or in his absence, the

 Chief Executive Officer, shall preside. The Secretary of the Corporation or such assistant secretary as the Board shall designate, shall act as secretary of the Board, or in the absence of such officer at any meeting, the Chairman may appoint any person to act as secretary of the meeting.

                                   ARTICLE IV

                                    OFFICERS

Section 1. Offices;  Election;  Term. The officers of the Corporation shall be a
           -------------------------
chief executive officer, a secretary and a treasurer, and such other officers (including a chairman of the Board, a president, a chief financial officer, and one or more vice presidents, assistant secretaries, and assistant treasurers) as the Board may determine, each of whom shall be elected or appointed by the Board and shall perform such duties in the conduct and management of the business and property of the Corporation as may be determined by the Board and as hereinafter provided. Any two or more offices may be held by the same person. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified, or until his earlier resignation or removal.

Section 2. Chairman of the Board. The Chairman of the Board (if there be such an
           ---------------------
officer appointed) shall preside at all meetings of the shareholders and the Board. The Chairman of the Board shall perform such other duties and have such other powers as the Board shall designate from time to time.

Section 3. Chief Executive  Officer.  The Chief  Executive  Officer shall be the
           ------------------------
chief executive officer of the Corporation and shall have general supervision over the business of the Corporation subject, however, to the control of the Board, and shall be responsible for the implementation of all resolutions of the Board. The Chief Executive Officer shall preside, if there be no Chairman of the Board, or if there be one, then, in his absence, at all meetings of shareholders and of the Board and shall have all the powers generally appertaining to a chief executive officer of a corporation in its daily operations.

Section 4. President. The President, if there is one, shall have the duties of a
           ---------
president of a corporation in accordance with law, if not otherwise assigned by the Board to the Chief Executive Officer, and shall have such other duties as are assigned to such office by the Board from time to time. At the request of the Chief Executive Officer, or in the event of a vacancy or his inability to act, the President will perform the duties of the Chief Executive Officer, and when so acting, will have all the powers of and be subject to all restrictions upon the Chief Executive Officer.

Section 5. Vice President.  The Vice  President,  or, if there be more than one,
           --------------
the Executive Vice President, if there is one, or such Vice President designated by the Board, shall, in the absence or disability of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Chief Executive Officer. The vice president(s) shall have such powers and perform such duties as may be delegated to him by the Chief Executive Officer or prescribed by the Board.

Section 6.  Secretary.  The Secretary shall keep or cause to be kept the minutes
            ---------
of all meetings of the Board, and the minutes of all meetings of the shareholders, and also, unless otherwise directed, the minutes of all meetings of committees in books provided for that purpose. He shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer or by the directors or shareholders upon whose request the meeting is called. He shall have charge of the corporate books and records. He shall have custody of the seal of the Corporation and affix the same to all instruments requiring it when authorized by the directors or the Chief Executive Officer, and attest the same. He shall file, or cause to be filed, all written requests that notices be mailed to shareholders at an address other than that which appears on the record of shareholders. He shall sign with the Chief Executive Officer, President or Vice President all certificates representing shares of the Corporation. And he shall, in general, perform all the duties incident to the office of Secretary.

Section 7. Treasurer;  Chief Financial Officer. The Treasurer shall have control
           -----------------------------------
of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; when necessary or proper he shall endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board may designate. He shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and whenever required by the Chief Executive Officer or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation; he shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; he shall sign with the Chief Executive Officer, the President or a vice president certificates representing shares of the Corporation; he shall perform all other duties and acts incident to the office of treasurer. He shall, if required by the Board, give the Corporation security for the faithful performance of his duties in such sum and with such surety as the Board may determine. At the discretion of the Board, the Treasurer may also be given the title Chief Financial Officer.

Section 8.   Assistant  Secretaries  and  Assistant  Treasurers.  The  assistant
             --------------------------------------------------
secretaries and the assistant treasurers, if there be any, may sign with the Chief Executive Officer, President or Vice President, certificates representing shares of the Corporation. The assistant secretaries and the assistant treasurers shall have such other powers and shall perform such other duties as may be assigned to them by the Board, the Chief Executive Officer or by the Secretary or Treasurer, respectively. In the absence or disability of the secretary or the treasurer, the assistant secretary or the assistant treasurer, respectively, shall perform all their duties and exercise all their powers. The assistant treasurer may be required to give security for the faithful performance of his duties in such sum and with such surety as the Board may require.

Section 9.   Removal  and  Resignations  of  Officers.  Any  officer  elected or
             ----------------------------------------
appointed by the Board may be removed by the Board with or without cause. Subject to the provisions of any contract of employment, any officer may resign as such at any time by giving written notice to the Chief Executive Officer or Secretary. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.   Vacancies.  If the  office  of any  officer  becomes  vacant,  the
              ---------
directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified.

Section 11. Compensation of Officers.  The officers shall receive such salary or
            ------------------------
compensation as may be determined by the Board. No officer shall be precluded from receiving any compensation by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                            VOTING UPON STOCK HELD IN
                               OTHER CORPORATIONS

         Unless otherwise ordered by the Board, any shares of stock held by the Corporation in any other corporation may be voted on behalf of the Corporation by the Chief Executive Officer of the Corporation at any meetings of the shareholders of such other corporation, and at any such meetings or otherwise the Chief Executive Officer of the Corporation shall have full power and authority on behalf of the Corporation to possess and exercise in respect of the shares of stock so held all of the rights, powers and privileges of individual owners or holders of such stock, either in person or by attorney or attorneys in fact duly appointed by him. The Board may by resolution from time to time confer such power and authority upon any other person or persons.



                                   ARTICLE VI

                   CONTRACTS, BORROWINGS, BANK ACCOUNTS, ETC.

Section 1.  Execution  of  Contracts.  The Board may  authorize  any  officer or
            ------------------------
officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any deeds, mortgages, bonds or other instruments and such authority may be general or confined to specific instances.

Section 2.  Borrowings.  No money shall be borrowed on behalf of the Corporation
            ----------
unless the borrowing of such money shall have been authorized by the vote of the Board. Any officer duly authorized so to do may effect borrowings at any time for the Corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such borrowings may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation, and, when duly authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such borrowings. Such authority may be general or confined to specific instances.

Section 3. Checks,  Drafts,  Etc. All checks and drafts and other orders for the
           ---------------------
payment of money out of the funds of the Corporation and all bills of exchange, promissory notes, acceptances, obligations and other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation by such officer or officers, agent or agents and in such manner as shall from time to time be determined by resolution of the Board.

Section 4. Deposits.  All funds of the Corporation not otherwise  employed shall
           --------
be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board.

                                   ARTICLE VII

                                     SHARES


Section 1. Certificates Representing Shares. The shares of the Corporation shall
           --------------------------------
be represented by certificates in such form as shall be prepared or approved by the Board and shall be numbered consecutively. The certificates shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall state upon the face thereof: (i) that the Corporation is formed under the laws of the State of New York; (ii) the name of the person or persons to whom issued; and (iii) the number and class of shares, and the designation of the series, if any, which such certificate represents.

Section 2. Lost, Destroyed and Stolen Share Certificates.  Any person claiming a
           ---------------------------------------------
certificate representing shares to be lost, apparently destroyed or wrongfully taken shall make an affidavit or affirmation of that fact, and, if required by the Board, shall give the Corporation an indemnity bond in such form and in such amount as the Board may determine, to protect it or any person injured by the issue of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the claimant so requests prior to notice to the Corporation that the lost, apparently destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.

Section 3. Transfer of Shares. The certificated  shares of the Corporation shall
           ------------------
be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the Corporation by the delivery thereof to the person in charge of the list of shareholders and the transfer books and ledgers, or the transfer agent, or to such other person as the Board may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer on the record of shareholders of the Corporation.

Section 4. Record of Shareholders.  The Corporation  shall keep at its office in
           ----------------------
this state or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of New York.

Section 5. Fixing Record Date. For the purpose of determining  the  shareholders
           ------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of the laws of the State of New York.

Section 6.   Registered  Stockholders.  The  Corporation  shall be  entitled  to
             ------------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.


                                  ARTICLE VIII

                                    DIVIDENDS

         The Board may, but shall not be required to, declare, and the Corporation may pay, dividends in cash or its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares. Such dividends may be declared or paid out of surplus only and upon such terms and conditions provided by the certificate of incorporation or by law. Before the declaration and payment of any dividend, there may be set aside out of the surplus available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation.


                                   ARTICLE IX

                         AMENDMENT AND REPEAL OF BY-LAWS

         Except as provided in the certificate of incorporation, the by-laws may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote thereon. By-laws may also be adopted, amended or repealed by the Board, but any by-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

                                    ARTICLE X

                                 INDEMNIFICATION

Section 1. Right to Indemnification.  The Corporation shall indemnify any person
           ------------------------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled or the Corporation shall provide.

Section 2.   Authority  to  Advance  Expenses.   The  foregoing   provision  for
             --------------------------------
indemnification of directors and officers shall not limit or restrict the power and right of the Corporation (i) to provide for indemnification and advancement of expenses and allowances to any officer or director to the fullest extent authorized or permitted by the BCL, including Sections 721 through 725 of such law as presently in effect and as same may be amended and expanded from time to time, and (ii) to purchase and maintain insurance for indemnification of the Corporation and directors and officers to the fullest extent authorized by the BCL, including Section 726 of such law as presently in effect and as same may be amended and expanded from time to time.

Section 3.  Authority  to Insure.  The  Corporation  may  purchase  and maintain
            --------------------
insurance to protect itself and any agent against any expense, whether or not the Corporation would have the power to indemnify the agent against such expense under applicable law or the provisions of this Article.

Section  4.  Survival  of Rights.  The rights  provided  by this  Article  shall
             -------------------
continue as to a person who has ceased to be an agent with regard to acts undertaken during the period in which such person was an agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.   Settlement  of  Claims.  The  Corporation  shall  not be  liable to
             ----------------------
indemnify any agent under this Article (i) for any amounts paid in settlement of any action of claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld, or (ii) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6. Effect of Amendment.  Any amendment,  repeal, or modification of this
           -------------------

Article shall not adversely affect any right or protection of any agent existing at the time of such amendment, repeal, or modification.

Section 7.   Subrogation.  In the  event of  payment  under  this  Article,  the
             -----------
Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 8. No Duplication of Payments. The Corporation shall not be liable under
           --------------------------
this Article to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

1. Fiscal Year. The fiscal year of the  Corporation  shall be fixed,  and may be
   -----------
changed from time to time, by resolution of the Board.

2. Seal of Corporation.  The seal of the  Corporation  shall be circular in form
   -------------------
and have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "New York". The seal shall be in the charge of the secretary. If and when so directed by the Board or the Chief Executive Officer, a duplicate of the seal may be kept and used by the secretary, assistant secretary, treasurer or assistant treasurer. The seal may be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

3. Reference to Certificate of Incorporation. References in these by-laws to the
   -----------------------------------------
certificate of incorporation shall include all amendments thereto or changes thereof unless specifically excepted.




As Adopted by the Board of Directors
April 23, 2004

Amendments approved February 20, 2009:
(i) Article I, Section 9; (ii) Article III, Section 3; (iii) Article IV (to provide for separate persons holding the offices of Chief Executive Officer and President and the Treasurer to hold title Chief Financial Officer); and (iv) miscellaneous changes of "president" to "chief executive officer".